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                                                                    EXHIBIT 10.1

                       CONSULTING AND SEPARATION AGREEMENT

      This agreement ("AGREEMENT") is entered into as of April 20, 2004 (the "EFFECTIVE DATE"), by and between Janus Capital Group, Inc. (the "COMPANY") and Mark B. Whiston ("EXECUTIVE") (each a "PARTY," and together, the "PARTIES").

                                    RECITALS

      1. Executive currently serves in the capacity of Vice Chairman and Chief Executive Officer of the Company pursuant to an Employment Agreement between the Company and Executive entered into as January 1, 2003 and amended as of December 18, 2003, (the "EMPLOYMENT AGREEMENT").

      2. The Parties are parties to a Change of Control Agreement dated as of February 10, 2003 and amended as of December 18, 2003, (the "CHANGE OF CONTROL AGREEMENT").

      3. Executive has decided to resign his employment, effective as of the Effective Date.

      4. The Parties wish to provide for, among other things, Executive's continued service as a consultant to the Company following the Effective Date, the Parties' cooperation in certain matters, and the payment to Executive of certain benefits as set forth below.

                                    AGREEMENT

      In consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1. Resignation. Effective as of the Effective Date, Executive shall be deemed to have resigned from his employment with the Company and from all offices and directorships held with the Company or any of its affiliates and/or subsidiaries and with companies advised by the Company or its affiliates and/or subsidiaries. Executive shall promptly execute such documents as the Company may reasonably deem necessary or desirable to effectuate the foregoing.

      2. Transition Benefits.

            (a) No later than two (2) business days following the Effective Date, the Company shall pay Executive, in cash, the gross amount of $4,600,000, less required withholdings.

            (b) As of the Effective Date, the Company shall credit $7,950,000 to an account under a Deferred Compensation Agreement for Executive's benefit (the "DEFERRED COMPENSATION CONTRIBUTION"). Contemporaneously with the execution of this Agreement, the Parties shall execute a Deferred Compensation Agreement in the form attached hereto as Exhibit A. As soon as practicable after the Effective Date, and no later than 30 days after the Effective Date, the Company shall enter into, with a Trustee selected by the Company with Executive's approval (such approval not to be unreasonably withheld), a trust agreement in the form attached hereto as Exhibit B.

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      3. Welfare Benefits.

            (a) For the period commencing on the Effective Date and continuing through the earlier of the five-year anniversary of the Effective Date or the date on which Executive and his spouse and dependents becomes eligible, under another employer's employee benefit plans, to receive welfare benefits substantially similar to those enjoyed by Executive and his spouse and dependents, before the Effective Date, under Section 3(b)(v) of the Employment
Agreement: (i) the Company shall continue to provide such welfare benefits to Executive and his spouse and dependents on the same basis such benefits were provided to Executive immediately before the Effective Date, provided that the cost of such coverage shall be treated as taxable income to Executive; or (ii) if the Company ceases to maintain any program of welfare benefits under which any of such benefits can be provided, then the Company shall provide Executive with the lump sum cash equivalent thereof, grossed up for taxes.

            (b) The Parties acknowledge and agree that the benefits provided herein are not in lieu of any rights under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") that Executive, his spouse, and/or dependents might otherwise have as the result of any loss of the coverage provided for herein.

      4. Stock and Stock Options

            (a) No later than five (5) business days following the Effective Date, the Company shall cause the remaining 130,452 shares of restricted Company common stock granted to Executive that had not yet vested as of the Effective Date (the "TRANSITION SHARES") to be fully vested. Thereafter, the Transition Shares shall not be subject to any transfer restrictions (except applicable securities laws, including those governing insider trading).

            (b) For purposes of this Agreement, the "LTI PLAN" shall refer to the Company's Long-Term Incentive Compensation Plan effective as of the Effective Date, and the "OPTION AGREEMENTS" shall refer collectively to the agreements reflecting and establishing certain terms of all stock options granted by the Company to Executive in connection with his employment with the Company, which stock options are summarized in Exhibit C hereto. Notwithstanding any provision of the LTI Plan and/or Option Agreements to the contrary, all stock options granted by the Company to Executive that remained unexercised as of the Effective Date shall continue to vest during the period beginning on the Effective Date and ending on the last day of the Consulting Period specified in
Section 5(a), below. At the end of the Consulting Period, all such stock options shall cease vesting, all such stock options that had not yet vested as of the conclusion of the Consulting Period shall terminate, and all such stock options that had vested as of the end of the Consulting Period shall thereafter, in accordance with the terms of the LTI Plan and Option Agreements, remain exercisable for 90 days after the end of the Consulting Period, at which time all of the Options then unexercised shall expire and be of no further force or effect. For purposes of this Agreement, all of Executive's stock options that vest during the Consulting Period shall be collectively referred to as the "PRESERVED OPTIONS."

            (c) Except as otherwise expressly provided in this Agreement, all stock, stock options and other incentives of any kind granted or issued to Executive by the Company in

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connection with his employment with the Company but that had not yet vested as of the Effective Date shall be terminated or forfeited, as the case may be.

            (d) Except as specifically amended or terminated by this Agreement, the terms and conditions of the LTI Plan and all agreements pursuant to which the Company granted Executive any Company stock or stock options, or otherwise relating to or arising from any such stock or stock option grants, shall remain in full force and effect according to their terms.

            (e) With respect to the Transition Shares, the Company agrees that Executive shall participate in, and has provided or will provide to the Company all documentation necessary to participate in, the Company's Share Withholding Program, under which the Company shall purchase from Executive shares sufficient to pay any withholding on income and employment taxes payable by Executive as a result of the vesting of Transition Shares.

            (f) Executive shall timely provide to the Company all information necessary to make Form 4 and other filings, if any, associated with the vesting of Transition Shares and/or the Preserved Options, and the Company shall complete all such filings.

      5. Consulting.

            (a) During the period commencing on the Effective Date and concluding on December 31, 2004 (the "CONSULTING PERIOD"), Executive shall consult with the Company concerning business matters on an as-needed and as-requested basis. The Company shall exercise reasonable efforts to avoid conflicts between such consulting services and Executive's personal and other business commitments, and Executive shall exercise reasonable efforts to fulfill the Company's consulting requests in a timely manner, notwithstanding his personal and other business commitments. In consideration of Executive's consulting services, on the Effective Date the Company shall pay Executive the gross sum of $1,200,000, less legally required withholdings.

            (b) The Parties understand and agree that it is in their mutual best interest to minimize the effect of Executive's resignation upon the Company's business. Accordingly, Executive agrees to take all actions reasonably requested of him by the Company reasonably necessary to accomplish that objective, and that he will not knowingly take any action that is intended to, or that he knows is reasonably likely to, result in the redemption of any investment assets managed by the Company as of the Effective Date, or to otherwise materially damage the Company's business. Without limiting the generality of the foregoing or of Section 5(a), above, Executive further agrees to consult with the Company, during the Consulting Period, on an as needed, as-requested basis, and to participate in communications with the Company's investors and/or investment clients, such as are deemed by the Company to be necessary or advisable to minimize the effect of Executive's resignation upon the Company's business.

      6. No Admission of Liability. This Agreement, the Company's offer to Executive of this Agreement and the payments set forth herein are not intended as, and shall not be construed as, an admission of liability by or to, or of improper conduct on the part of, either the Company or Executive.

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      7. Restrictive Covenants,

            (a) Executive acknowledges that his employment as a senior officer of the Company creates a relationship of confidence and trust between the Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. Executive further acknowledges the highly competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this
Section 7 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions would cause substantial and irreparable injury to the Company.

            (b) Protection of Confidential Information.

                  i. Definition of Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean all nonpublic information (whether in paper or electronic form, or contained in Executive's memory, or otherwise stored or recorded) relating to or arising from Company's business, including, without limitation, trade secrets used, developed or acquired by Company in connection with its business. Without limiting the generality of the foregoing, "Confidential Information" shall specifically include all information concerning the manner and details of Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed, written or electronic material generated or used in connection with Company's business; Company's business plans and strategies; the identities of Company's customers and the specific individual customer representatives with whom Company works; the details of Company's relationship with such customers and customer representatives; the identities of distributors, contractors and vendors utilized in Company's business; the details of Company's relationships with such distributors, contractors and vendors; the nature of fees and charges made to Company's customers; nonpublic forms, contracts and other documents used in Company's business; all information concerning Company's employees, agents and contractors, including without limitation such persons' compensation, benefits, skills, abilities, experience, knowledge and shortcomings, if any; the nature and content of computer software used in Company's business, whether proprietary to Company or used by Company under license from a third party; and all other information concerning Company's concepts, prospects, customers, employees, agents, contractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements. "Confidential Information" does not include information that is in the public domain through no wrongful act on the part of Executive.

                  ii. Executive's Use of Confidential Information. During the period commencing on the Effective Date and continuing through the second anniversary of the Effective Date, except in connection with his performance of the consulting services contemplated by Section 5 of this Agreement, Executive shall not, without Company's prior written consent, at any time, directly or indirectly: (i) use any Confidential Information for any purpose; or (ii) disclose or otherwise communicate any Confidential Information to any person or entity.

                  iii. Records Containing Confidential Information. "CONFIDENTIAL RECORDS" means all documents and other records, whether in paper, electronic or other form, that contain or reflect any Confidential Information. All Confidential Records prepared by or provided to Executive are and shall remain Company's property. Except in connection with and in

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furtherance of Executive's work on Company's behalf or with Company's prior written consent, Executive shall not, at any time, directly or indirectly: (i) copy or use any Confidential Record for any purpose; or (ii) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any person or entity. On the Effective Date, Executive shall immediately deliver to Company or its designee (and shall not keep in Executive's possession or deliver to any other person or entity) all Confidential Records and all other Company property in Executive's possession or control. If any Confidential Information and/or Confidential Records are shared with or disclosed to Executive during the Consulting Period, then such Confidential Information and/or Confidential Records shall be governed by the terms of this Section 7, and at the conclusion of the Consulting Period or upon the Company's earlier request Executive shall immediately deliver to Company or its designee (and shall not keep in Executive's possession or deliver to any other person or entity) all Confidential Records then in Executive's possession or control.

            (c) Noninterference Covenants. For purposes of this Agreement, "COMPETITIVE BUSINESS" shall mean any business that provides investment advisory or investment management services, and "AFFILIATE" shall mean any corporation, partnership, limited liability company, trust, or other entity which controls, is controlled by or is under common control with the Company. During the period commencing on the Effective Date and continuing through March 31, 2005, Executive shall not (nor shall Executive cause, encourage or provide assistance to, anyone else to):

                  i. Interfere with any relationship which may exist from time to time between the Company, or any Affiliate, and any of its employees, consultants, agents or representatives; or

                  ii. Employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Company or any Affiliate, or any person who was employed or engaged as an employee, consultant, agent or representative of the Company or any Affiliate within the two-year period immediately preceding the Effective Date; or

                  iii. Solicit directly or indirectly on behalf of Executive or a Competitive Business, the customer business or account of any investment advisory or investment management client to which the Company or any affiliate of the Company shall have rendered service during the one-year period immediately preceding the Effective Date; or

                  iv. Directly or indirectly divert or attempt to divert from the Company or any Affiliate any business in which the Company or any Affiliate has been actively engaged during the term hereof or interfere with any relationship between the Company, or any Affiliate, and any of its clients.

            (d) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Section 7 is unenforceable, it is the intention of the Parties that this Section 7 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Section 7 in the jurisdiction of the court that has made the adjudication.

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            (e) Executive acknowledges that the restrictive covenants of this
Section 7 are reasonable and that irreparable injury will result to the Company and to its business and properties in the event of any breach by Executive of any of those covenants. In the event any of the covenants of this Section 7 are breached, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

            8. Acknowledgement Concerning Other Compensation. Executive acknowledges that the payments and benefits referred to in this Agreement are in lieu of, and in full satisfaction of, any other benefits or compensation of any kind to which Executive was or could have been entitled in connection with his relationship with and work for the Company and any Affiliate, whether under the Employment Agreement (as amended), the Change of Control Agreement (as amended), or otherwise, except with respect to benefits fully vested as of the Effective Date that Executive is entitled to receive under the Company's 401(k) Profit Sharing and Employee Stock Ownership Plan, any other qualified and non-qualified pension and deferred compensation plans, and any other plans in which Executive participates, and any unpaid salary, 2003 bonus or accrued vacation, reimbursement for any previously incurred expenses in accordance with the Company's policies in effect on the date hereof.

      9. Legal Release.

            (a) Executive, on his own behalf and on behalf of his heirs, personal representatives, executors, administrators and assigns, knowingly and voluntarily releases and forever discharges the Company and its affiliates and any of their respective parents, subsidiaries and affiliates, together with all of their respective past and present directors, members, managers, officers, shareholders, Trustees, partners, employees, agents, attorneys and servants, and each of their affiliates, predecessors, successors and assigns (collectively, the "COMPANY RELEASEES") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, that Executive or his heirs, executors, administrators, or assigns ever had, now have, or may hereafter claim to have against any of the Company Releasees by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body. This release includes, without limitation, any rights or claims relating in any way to Executive's employment relationship with the Company or any of the Company Releasees, or his resignation therefrom, or arising under any statute or regulation, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance, or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and the Company or any of the Company Releasees; provided, however, that notwithstanding the foregoing or anything else contained in this Agreement, the release set forth in this Section 9(a) shall not extend to: (i) any rights arising under this Agreement or Section 10 of the Employment Agreement; (ii) any rights arising under the LTI Plan and all agreements pursuant to which Executive was awarded the stock and stock options referred to in Section 4, above, the provisions of which are incorporated by this reference to the extent not

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inconsistent with this Agreement; (iii) any unpaid salary, 2003 bonus or accrued vacation, reimbursement for any previously incurred expenses in accordance with the Company's policies in effect on the date hereof, or any benefits or claims for benefits under any Welfare Benefit Plans accrued as of the date hereof; and
(iv) any rights arising under COBRA. Executive represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees arising out of or relating to any of the matters released in this Section 9(a). Executive further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees for any of the matters released in this Section 9(a).

            (b) The Company, on its own behalf and on behalf of its current and past parents, subsidiaries and affiliates and each of their predecessors, successors and assigns, knowingly and voluntarily releases and forever discharges Executive and his heirs, personal representatives, executors, administrators and assigns, (collectively, the "EXECUTIVE RELEASEES") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, that the Company, its current and past parents, subsidiaries and affiliates and each of their predecessors, successors and assigns ever had, now have, or may hereafter claim to have against any of the Executive Releasees by reason of any matter, cause or thing whatsoever from the beginning of time through the date hereof, whether or not previously asserted before any state or federal court, agency or governmental entity or any arbitral body. This release includes, without limitation, any rights or claims relating in any way to Executive's employment relationship with the Company, or his separation therefrom, or arising under any statute or regulation, or any other federal, state or local law, regulation, ordinance, or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and the Company; provided, however, that notwithstanding the foregoing or anything else contained in this Agreement, the release set forth in this paragraph 9(b) shall not extend to: (i) any rights arising under this Agreement; (ii) any claim or claims against Executive relating to or arising from any issue or matter that is the subject matter of the regulatory investigations commenced in July 2003 and/or ongoing related civil litigation; or (iii) any claim or claims that the Company may have against Executive as of the Effective Date of which it is not aware as of the Effective Date because of willful concealment by Executive. The Company, on its own behalf and on behalf of its current and past parents and subsidiaries, and each of their predecessors, successors and assigns, represents that it has not commenced or joined in any claim, charge, action or proceeding whatsoever against Executive arising out of or relating to any of the matters released in this Section 9(b). The Company, on its own behalf and on behalf of its current and past parents and subsidiaries, and each of their predecessors, successors and assigns, further agrees that it will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against Executive for any of the matters released in this Section 9(b).

            (c) In order to provide a full and complete release, each of the Parties understands and agrees that this Agreement is intended to include all claims, if any, covered under this Section 9 that such Party may have and not now know or suspect to exist in his or its favor against any other Party and that this Agreement extinguishes such claims. Thus, each of the Parties expressly waives all rights under any statute or common law principle in any jurisdiction that provides, in effect, that a general release does not extend to claims which the releasing party does

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not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the party being released.

      10. No Transfer of Rights or Claims. Each of the Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of the claims released herein and agrees to indemnify and hold harmless the other Party against any claim, demand, debt, obligation, liability, cost, expense, right of action or cause of action based on, arising out of, or with regard to any such assignment or transfer.

      11. Nondisparagement Covenants.

            (a) Executive covenants never to disparage the Company or any Affiliate, or of any product or service of the Company or any Affiliate, or of any past or present employee, officer or director of the Company or any Affiliate, or of any member of any Board of Trustees of any entity affiliated with the Company at any time during Executive's employment with the Company.

            (b) The Company covenants that no officer or director of the Company, and no member of the Company's Management Committee ("MC"), shall, while employed by or while serving on the Board or MC, as the case may be, disparage Executive. Without limiting the foregoing, the Company covenants that no member of the Company's Board or MC shall, while employed by or while serving on the Board or MC, as the case may be, will suggest in any way that Executive's separation from the Company was the result of disciplinary action against or wrongdoing by Executive.

      12. Limitations on Public Comment.

            (a) Any statement by the Company to any prospective employer of Executive, Company employees, or any third party shall not be inconsistent with Exhibit D hereto.

            (b) The Company shall file a Form 8K, and distribute a written announcement of Executive's separation to the media, each of which shall be consistent with Exhibit D. The Company and Executive each may make a statement to the Company's employees with respect to Executive's separation provided that such statement shall be consistent with Exhibit D.

            (c) This Agreement shall not be construed or applied so as to limit any person from giving truthful testimony in any lawsuit or action or from providing candid, truthful information to any governmental or regulatory body or any self-regulatory organization.

      13. Additional Documents. Executive agrees that he shall do such acts, and execute and deliver to the Company such additional documents or instruments not inconsistent herewith, as may be reasonably required to effect the purposes of this Agreement and shall cooperate fully with the Company to implement this Agreement and any business transactions of the Company or any litigation that may have arisen or arise in connection therewith.

      14. Cooperation in Proceedings. The Company and Executive agree that they shall fully cooperate with respect to any claim, litigation or judicial, arbitral or investigative proceeding initiated by any private party or by any regulator, governmental entity, or self-regulatory organization, that relates to or arises from any matter with which Executive was involved during

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his employment with the Company, or that concerns any matter of which Executive has information or knowledge (collectively, a "PROCEEDING"). Executive's duty of cooperation includes, but is not limited to: (i) meeting with the Company's attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Executive's recollection of events; (ii) appearing at the Company's request as a witness at depositions or trials, without the necessity of a subpoena, in order to state truthfully Executive's knowledge of matters at issue; and (iii) signing at the Company's request declarations or affidavits that truthfully state matters of which Executive has knowledge. The Company's duty of cooperation includes, but is not limited to providing Executive and his counsel access to documents, information, witnesses and the Company's legal counsel as is reasonably necessary to litigate on behalf of Executive in any Proceeding. In addition, Executive agrees to notify the Company's Chief Legal Officer promptly of any requests for information or testimony that he receives in connection with any litigation or investigation relating to the Company's business, and the Company agrees to notify Executive of any requests for information or testimony that it receives relating to Executive. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed or applied so as to require any Party to violate any confidentiality agreement or understanding with any third party, nor shall it be construed or applied so as to compel any Party to take any action, or omit to take any action, requested or directed by any regulatory or law enforcement authority.

      15. Confidentiality.

            (a) Executive and the Company recognize that the Company will file this Agreement and the exhibits thereto as exhibits to public securities filings, and may also disclose this Agreement and the exhibits thereto as may be required by law or legal proceedings. The Parties mutually agree that they, and each of them, will keep the circumstances underlying the negotiation and/or drafting of this Agreement (collectively, the "CONFIDENTIAL SETTLEMENT INFORMATION") strictly confidential, will not disclose any Confidential Settlement Information in any way other than as provided herein, and will not make any representation or other communication (orally or in writing) regarding any Confidential Settlement Information to anyone, for any reason whatsoever, without the express written consent of the other, unless the disclosure, representation or communication: (i) is compelled by law; (ii) is to an attorney and the attorneys' employees or agents and/or a financial advisor of Executive and/or the Company and is necessary for the rendition of professional advice to Executive or the Company (the restrictions stated in this Section 15 shall automatically apply to the attorney and/or financial advisor of Executive or the Company, which shall so advise the attorney and/or financial advisor); (iii) if by Executive, is to Executive's immediate family (the restrictions stated in this Section 15 shall automatically apply to the immediate family member and Executive shall so advise the immediate family member); or (iv) if by the Company, is to its employees, to any state or federal tribunal or regulatory agency, to any insurer and/or, consistent with business necessity, to any other person or entity. Executive and the Company shall not be entitled to make any disclosure pursuant to subpart (i), above, unless he or it has first given the other Party, through its counsel, written notice of, and a copy of, any subpoena or other legal process purporting to require the disclosure of information rendered confidential by this Section 15, as soon as practicable after Executive or the Company receives such subpoena or other legal process.

            (b) Notwithstanding any other provision of this Agreement, any Party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any

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and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Party relating to such tax treatment and tax structure, provided that, in connection with any such disclosure, all references to the amounts paid pursuant to this Agreement, and other figures from which such amounts may be estimated or calculated, shall be redacted.

            (c) The Company and Executive may disclose any terms or conditions of this Agreement as required or reasonably determined by each of them to be necessary or appropriate in any civil, criminal and/or administrative proceeding, or in discovery related to any such proceeding, in which case the notice provisions of Section 15(a) above shall be applicable.

      16. Disputes.

            (a) Any dispute arising under or relating in any way to this Agreement shall be submitted to arbitration in Denver, Colorado, or such other venue as the Parties may mutually determine, in front of a single arbitrator who is a member of the panel of former judges affiliated with the Judicial Arbiter Group (the "JAG"), in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, as the exclusive remedy for such dispute. Each Party shall submit a list of three names of proposed arbitrators from the JAG panel. If the Parties cannot mutually agree on an arbitrator from such lists, each Party shall strike two names from the other Party's list, and the arbitrator shall then be chosen at random by the JAG from the two remaining names. The Parties agree that such arbitration will be confidential and that no details, descriptions, settlements, or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other Party, unless required by law or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages. The award of the arbitrator may be entered as a judgment in any court of competent jurisdiction.

            (b) The Company agrees to pay as incurred (within 10 days following the Company's receipt of an invoice from Executive), to the full extent permitted by law, all legal fees and expenses that Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless Executive's claim is determined by a court to have been frivolous or made in bad faith, in which case Executive shall make prompt reimbursement of such fees and expenses to the extent already paid by the Company and received by Executive) by the Company, Executive, or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

            (c) The Company agrees to reimburse Executive for the costs and expenses incurred by Executive in negotiating this Agreement, the further agreements attached hereto, and the press statement attached as Exhibit D hereto, including but not limited to the fees of Executive's legal and public relations advisors.

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

      17. Severability. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In the event that any one or more of the provisions or parts thereof of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions or parts thereof contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

      18. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties regarding the subject matter hereof and may not be modified without the express written consent of the Parties. Except as provided by Section 29, this Agreement supersedes all prior discussions, agreements, arrangements, understandings and negotiations, written or oral, between the Parties regarding the subject matter hereof.

      19. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, actual receipt or the third (3rd) full business day following deposit in the United States mail with postage and fees prepaid, addressed to the other Party hereto at such Party's address shown below or at such other address as such Party may designate by ten (10) calendar days' advance written notice to the other Party hereto. The addresses for notices are as follows:

      For the Company:          Janus Capital Group, Inc.
                                100 Fillmore Street
                                Denver, Colorado  80206
                                Attn: Chief Operating Office

      With a copy to:           Hogan & Hartson LLP
                                1200 17th Street, Suite 1500
                                Denver, Colorado, 80202
                                Attn: Edwin P. Aro

      For Executive:            Mark B. Whiston
                                At the most current residential address then on file with the Company

      With a copy to:           Latham & Watkins LLP
                                633 West Fifth Street, Suite 4000
                                Los Angeles, CA 90071-2007
                                Attn: Peter W. Devereaux and James D. C. Barrall

      20. Waiver. The failure of either Party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by either Party hereto of any breach or default by the other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

      21. Governing Law. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflict of law rules.

      22. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, administrators, representatives, executors, successors and assigns. Notwithstanding the foregoing, Executive shall not assign any of his rights or delegate any of his obligations under this Agreement without obtaining the prior express written consent of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      23. Authority. Each of the Parties has full authority to enter into and to bind itself or himself to this Agreement.

      24. Tax Withholdings. The Company may withhold from any amount payable to Executive under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      25. Nonreliance. Each Party understands and agrees that he or it assumes all risk that the facts or law may be, or become, different than the facts or law as believed by the Party at the time he or it executes this Agreement. The Parties acknowledge that the character of their relationship as of the Effective Date precludes any affirmative obligation of disclosure, and expressly disclaim all reliance upon information supplied or concealed by the adverse Party or its counsel in connection with the negotiation and/or execution of this Agreement.

      26. Construction. The parties acknowledge that they and their respective counsel have reviewed this Agreement in its entirety and have had a full and fair opportunity to negotiate its terms. Each Party therefore waives all applicable rules of construction that any provision of this Agreement should be construed against its drafter, and agrees that all provisions of the Agreement shall be construed as a whole, according to the fair meaning of the language used.

      27. Burden of Proof. Any Party contesting the validity or enforceability of any term of this Agreement shall be required to prove by clear and convincing evidence fraud, concealment, failure to disclose material information, unconscionability, misrepresentation or mistake of fact or law.

      28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      29. Prior Agreements. This Agreement supercedes the Change of Control Agreement (as amended) and the Employment Agreement (as amended), which therefore shall be of no further force or effect except to the extent expressly incorporated by reference herein. Notwithstanding any other provision of this Agreement, the Company's obligations under Section 10 of the Employment Agreement (as amended) shall survive the execution of this Agreement and shall thereafter remain enforceable according to their terms.

      30. Acknowledgement The Parties acknowledge that they have each read this Agreement and understand its terms. By signing this Agreement, the Parties acknowledge and agree that they enter into this Agreement knowingly, voluntarily and without coercion, that they have had sufficient opportunity to consult with legal counsel of their choice, and that they do not rely, and have not relied, on any fact, representation, statement or assumption other than as specifically set forth in this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

                               [SIGNATURES FOLLOW]

JANUS CAPITAL GROUP, INC.                          EXECUTIVE

By: /s/ Girard C. Miller                            /s/ Mark B. Whiston
   -----------------------------                   -----------------------------

                                                   Mark B. Whiston

Date: 4/19/04                                      Date: 4/19/04

                 Exhibits to Consulting and Separation Agreement

A.    Deferred Compensation Agreement

B.    Deferred Compensation Agreement Rabbi Trust

C.    Stock Option Summary

D.    Form of Public Statement

                                    EXHIBIT A

                            JANUS CAPITAL GROUP INC.

                         DEFERRED COMPENSATION AGREEMENT

                                       FOR

                                 MARK B. WHISTON

      This Janus Capital Group Inc. Deferred Compensation Agreement for Mark B. Whiston (this "AGREEMENT"), by and between Janus Capital Group Inc., a Delaware corporation (the "COMPANY"), and Mark B. Whiston ("EXECUTIVE"), is hereby approved and entered into effective as of the effective date of the Consulting and Separation Agreement (the "CONSULTING AND SEPARATION AGREEMENT") by and between the Company and Executive to which this Agreement is an exhibit (the "EFFECTIVE DATE").

      A. WHEREAS, the Company and Executive have negotiated the terms of Executive's resignation from employment in the Consulting and Separation Agreement; and

      B. WHEREAS, a portion of the consideration for resignation takes the form of a credit to a deferred compensation arrangement, the payment of which is subject to certain conditions precedent.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in the Consulting and Separation Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

      1.    Executive's Deferred Compensation Account.

            As of the Effective Date, the Company shall establish in its books and records a deferred compensation account with respect to Executive (the "ACCOUNT"). The initial balance in said Account as of the Effective Date shall be $7,950,000. Following such date, amounts shall be credited to the Account only in accordance with the provisions of this Agreement. Such Account shall be maintained and administered in accordance with the provisions of this Agreement, and if the Account becomes payable under the terms of this Agreement, the Company shall make a payment to Executive based on the balance reflected in the Account at such time and in the manner provided under the terms of this Agreement.

      2.    Forfeiture of Account.

            (a) If, at any time before the Payment Commencement Date (defined in Section 4, below), Executive is found by a final, unappealable judgment or court or administrative order to have violated any law based upon his acts or omissions in connection with his employment by the Company, or if Executive pleads guilty or no contest to, or admits any such misconduct, or if Executive consents or confesses to entry of a cease and desist, injunctive or similar court or administrative order arising from or relating to an alleged violation of law based upon his acts or omissions in connection with his employment by the Company and that results in Executive being barred or suspended from association with an investment advisor, and/or paying any fine, restitution and/or disgorgement, then Executive immediately shall forfeit the Account in its entirety, and the bookkeeping entry representing the Account shall be reversed to zero.

            (b) If, at any time on or after the Payment Commencement Date (defined in Section 4, below), Executive is found by a final, unappealable judgment or court or administrative order to have violated any law based upon his acts or omissions in connection with his employment by the Company, or if Executive pleads guilty or no contest to, or admits any such misconduct, or if Executive consents or confesses to entry of a cease and desist, injunctive or similar court or administrative order arising from or relating to an alleged violation of law based upon his acts or omissions in connection with his employment by the Company and that results in Executive being barred or suspended from association with an investment advisor and/or paying any fine, restitution and/or disgorgement, then Executive shall promptly refund to the Company 100% of the amount of the Account previously paid to Executive and Executive immediately shall forfeit the remaining balance in the Account and the bookkeeping entry representing the remaining balance in the Account shall be reversed to zero.

            (c) Notwithstanding any other provision of this Agreement or the Consulting and Separation Agreement, in any action or arbitration in which the Company seeks to collect sums from Executive that are payable or claimed to be payable under Section 2(a) of this Agreement, the party substantially prevailing therein shall recover its costs and expenses in connection with that action or arbitration, including reasonable attorneys' fees.

      3.    Investment Performance.

            (a) Except as otherwise provided herein, the amounts credited to the Account shall be deemed to be invested in one or more of the investment alternatives specified in Exhibit A attached hereto or any other investment alternatives that are offered by the Company as investment alternatives under its deferred compensation plans for its officers or members of its Board of Directors (each an "INVESTMENT FUND"). The proportions in which the total balance credited to the Account are to be allocated from time to time among the Investment Funds shall be as specified pursuant to a written deferred compensation investment election ("INVESTMENT ELECTION") made by Executive. Executive may change his then current Investment Election from time to time by delivering to the Company a new Investment Election to supercede Executive's most recent Investment Election, provided, however, in no event shall Executive make changes to his Investment Election more than twice (2) per calendar year. Once a valid Investment Election is delivered to the Company by Executive, such Investment Election shall remain in effect until it is changed by Executive by the delivery to the Company of a valid Investment Election which supercedes Executive's prior Investment Election. Each Investment Election shall be in a form as approved by the Company from time to time and shall be delivered by Executive to the Company's Assistant General Counsel or Controller ("COMPANY REPRESENTATIVE") not less than three business days prior to the effective date as of which the deemed investments in the Investment Funds are to be deemed made or changed, as applicable. If Executive fails to file an effective Investment Election prior to the crediting of any amounts to the Account, then the balance in the Account shall be deemed to be invested in an Investment Fund that is the Janus Money Market Fund until such time (if at all) that Executive delivers to the Company a valid Investment Election. The Company shall periodically, but not less frequently than annually, provide Executive with a statement showing the value of and adjustment to the Account and the allocation of such value and adjustments among the Investment Funds. The Company shall also seasonably respond to reasonable requests by Executive for updated information concerning the value of and adjustments to the Account, and the allocation of such value and adjustments among the Investment Funds.

            (b) Following the initial crediting of a cash amount to the Account as provided in Section 1, and provided Executive has delivered a valid Investment Election to Company, the balance in Executive's Account shall be adjusted at such periodic intervals as deemed appropriate by Company, but not less frequently than as of the end of each month, to reflect a net appreciation or a net depreciation (as applicable) of the balance credited to the Account identical to the net appreciation or net depreciation (as applicable), that would have accrued if such balance had been invested in Investment Funds as specified by Executive in his Investment Election(s) as in effect from time to time. Executive hereby acknowledges and agrees that (i) his Account balance shall be reduced to reflect any net depreciation accruing from time to time based on the investment allocation of the Account balance in accordance with Executive's Investment Election(s) in effect from time to time, (ii) Executive is solely responsible for any net appreciation or net depreciation in the balance of his Account resulting from Executive's Investment Elections, and
(iii) Company does not guarantee or represent in any manner whatsoever that Executive will realize any appreciation in the balance of the Account as a result of allocating the Account balance for deemed investment in the Investment Funds. Executive further agrees and acknowledges that he is under no obligation to make an Investment Election and, if no such Investment Election is made, that the balance in the Account shall be carried forward unaffected by the investment performance of the Investment Funds

            (c) The Company shall not be obligated to actually invest any amounts credited to the Account in any Investment Funds as specified by Executive in any Investment Election or to set aside, escrow or otherwise segregate or invest any amounts credited to Executive's Account, except to the extent provided in the trust agreement (the "TRUST AGREEMENT") in the form attached to the Consulting and Separation Agreement as Exhibit B. The parties agree and understand that the Company's only obligation shall be to pay to Executive, at such time as the balance in the Account becomes payable as provided hereunder, the cash value of the Account calculated as if the Company had at all times invested amounts credited to the Account as specified by Executive in the valid Investment Election(s) he delivers to Company, or, if no such valid Investment Election is made, the cash amounts credited to the Account as provided under Section 3(a) hereof.

      4.    Payment of Account Balance.

            (a)   Executive's "PAYMENT COMMENCEMENT DATE" is the earliest of:
(i) the date on which Executive attains age 50; (ii) the date of Executive's death; (iii) if, following the Effective Date, Executive is rendered Totally and Permanently Disabled (as defined in Section 9(a), below), then the earlier of the date on which Executive attains age 50 or the third anniversary of the date on which Executive became Totally and Permanently Disabled; or (iv) if, following the Effective Date, the Company experiences a Change of Control (as defined in Section 9(a), below), then the earlier of the date on which Executive attains age 50 or the third anniversary of the Change of Control.

            (b) Unless Executive has forfeited the Account as of the Payment Commencement Date in accordance with Section 2(a), on the Payment Commencement Date the Company shall pay the Account to Executive (or his beneficiaries in the event of his death) in a lump sum, unless Executive shall have elected at least one year prior to the Payment Commencement Date to have the Account paid on a different date or in installments, in which case payment of the Account shall be made on the date or dates specified in any such election.

      5. Executive as Unsecured Creditor. This Agreement shall create a contractual obligation on the part of Company to make payment of the balance in the Account at the time provided for hereinabove. Neither Executive nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of Company except to the extent provided otherwise in the Trust Agreement. To the extent Executive or any other party acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of Company. Nothing in this Agreement shall be deemed to create a trust of any kind or a fiduciary relationship between Company and Executive.

      6. Designation of Beneficiary. Executive shall designate a beneficiary or beneficiaries who, upon Executive's death, will receive payment of the Account balance that otherwise would have been paid to Executive under this Agreement. All beneficiary designations shall be signed by Executive and shall be in such form as prescribed by the Company. Each designation shall be effective as of the date delivered to the Company Representative prior to Executive's death. In the event that all the beneficiaries named by Executive pursuant to this Section 6 predecease Executive, the Account balance that would have been paid to Executive or Executive's beneficiaries shall be paid to Executive's estate. In the event Executive does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the Account balance that otherwise would have been paid to Executive or Executive's beneficiaries under this Agreement shall be paid to Executive's estate. Any such payment to Executive's designated beneficiaries or to Executive's estate shall be made as of the applicable payment date as specified in accordance with
Section 3.

      7. Payment Rights Not Transferable. The rights and interests of Executive and any beneficiary of Executive under this Agreement may not be sold, pledged, hypothecated, assigned or transferred in any manner, either voluntarily or involuntarily by operation of law, other than by Executive pursuant to a beneficiary designation in accordance with the provisions of Section 6.

      8.    Miscellaneous.

            (a)   Definitions:

                  i. For Purposes of this Agreement, "CHANGE OF CONTROL" shall have the same meaning as set forth in the Change of Control Agreement between Executive and the Company dated as of February 10, 2003, as amended as of December 18, 2003.

                  ii. For purposes of this Agreement, "TOTALLY AND PERMANENTLY DISABLED" shall mean that a qualified physician selected by Executive with the Company's consent (such consent not to be unreasonably withheld) has determined and certified in writing that Executive suffers from an impairment of mind or body as a result of which it will be impossible for Executive to perform the essential functions of an executive position in the sales, distribution, and/or operations function of a mutual fund company , and which impairment is reasonably certain to continue for the remainder of Executive's life.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

            (b) Unless otherwise expressly specified, references herein to a "Section" is to a Section of this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            (c) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (d) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to Executive:   At the most recent address on file at the Company

            With a copy to:    James D.C. Barrall
                               Latham & Watkins LLP
                               633 W. Fifth Street
                               Los Angeles, CA  90071

            If to Company:     Janus Capital Group Inc.
                               150 Detroit Street
                               Denver, Colorado  80206
                               Attn.:  General Counsel

            With a copy to:    Edwin P. Aro
                               Hogan & Hartson LLP
                               1200 17th Street, Suite 1500
                               Denver, CO 80202

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            (e) Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as the Company shall determine are required to be withheld pursuant to any applicable law or regulation.

            (f) The terms of this Agreement shall be binding upon the Company and its successors and assignees, and upon Executive and his executors, administrators, heirs, successors, transferees, legatees, personal representatives and assignees, provided, however, nothing herein shall be deemed to permit any transfer, assignment or other disposition of rights and interests under this Agreement that is prohibited under Section 7.

            (g) For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

            (h) In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

                                                 JANUS CAPITAL GROUP INC.

                                                 By:  /s/ Girard C. Miller
                                                      --------------------------

                                                 Its: Chief Operating Officer

                                                 MARK B. WHISTON

                                                 /s/ Mark B. Whiston
                                                     ---------------------------

                                    EXHIBIT A

                                INVESTMENT FUNDS

Janus Money Market Fund;

Janus Flexible Income Fund;

Janus Balanced Fund;

Janus Global Opportunities Fund;

Janus Mid Cap Value Fund;

Janus Fund; and/or

Janus Overseas Fund.

                                    EXHIBIT B

                            JANUS CAPITAL GROUP INC.

                      DEFERRED COMPENSATION TRUST AGREEMENT

      THIS AGREEMENT is made this ___ day of ______________, 2004 by and between Janus Capital Group Inc. as a Corporation organized under the laws of Delaware (the "Company") and _____________Trust Company, a trust organization under the laws of the United States of America and having its principal office and place of business in _________________, as trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company entered into the Janus Capital Group Inc. Deferred Compensation Agreement for Mark B. Whiston ("Participant") which is an unfunded executive benefit arrangement providing deferred compensation benefits to Participant (the "Agreement"); and

      WHEREAS, the Company has incurred or expects to incur liability under the terms of the Agreement with respect to the Participant; and

      WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to the Participant and his beneficiaries in such manner and at such times as specified in the Agreement or paid to the Company in accordance herewith; and

      WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for an individual who is a member of a select group of management or highly compensated employees according to Title I of the Employee Retirement Income Security Act of 1974 as amended; and

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist it in the meeting of its liabilities under the Agreement.

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      SECTION 1. ESTABLISHMENT OF TRUST

      (a) The Company hereby deposits with the Trustee in trust $7,950,000, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Company shall have the right to make additional deposits from time to time in its sole discretion.

      (b)   The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, part I, subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall be construed accordingly.

      (d) The Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Participant and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) The Trustee agrees to accept additional deposits made by the Company pursuant to Section 1(a) hereof, and contributions that are paid to it by the Company in accordance with the terms of this Trust Agreement. Such additional deposits and contributions shall be in cash or in such other form that may be acceptable to the Trustee, including but not limited to policies of life insurance. The Trustee shall have no duty to determine or collect contributions under the Agreement and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy and sufficiency of the deposits and contributions to be made under the Agreement, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

      SECTION 2. PAYMENTS TO PARTICIPANT AND HIS BENEFICIARIES

      (a) From time to time, the Company may deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Participant (and his beneficiaries), that provides a formula or other instructions for determining the amounts payable, the form in which such amounts are to be paid (as provided for or available under the Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participant and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Payment Schedule and shall pay amounts withheld to the appropriate taxing authorities or determine that such amount have been reported, withheld and paid by the Company. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Payment

Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

      (b) Upon the receipt by the Trustee of (i) a written notice from the Company, indicating that the Agreement has been completely terminated and (ii) a Payment Schedule, indicating how payments shall be made as a result of the termination of the Agreement, the Trustee shall pay to the Participant his account balance under the Agreement in accordance with the terms of such Payment Schedule. Notwithstanding the foregoing, upon the termination of the Agreement the Company shall be entitled to make payment of benefits directly to the Participant or his beneficiaries in accordance with subsection (f) below.

      (c) The Company hereby agrees that the Authorized Party (as defined below) shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement for determining that the Payment Schedule is in accordance with the terms of the Agreement and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

      (d) The entitlement of the Participant or his beneficiaries to the benefits under the Agreement shall be determined by the Company or such party as it shall designate under the Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Agreement.

      (e) The Company may make payment of benefits directly to the Participant or his beneficiaries as they become due under the terms of the Agreement. The Company shall notify the Trustee of its decision to make payment of benefits directly to Participant or his beneficiaries. If the Company makes payments according to this subsection the Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities.

      (f) The Company shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct Trustee and otherwise act on behalf of the Company and the Participant under the terms of this Trust Agreement ("Authorized Party"). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the Company, as appropriate, of a change of the identity of an Authorized Party.

      (g) In accordance with the procedures mutually acceptable to the Company and Trustee, all directions and instructions to the Trustee from an Authorized Party, including but not limited to the Payment Schedule, shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing ("Authorized Instructions").

      SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

      (a) The Trustee shall cease payment of benefits to the Participant and his beneficiaries if it receives notice that the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if
(i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b)   At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee may discontinue payment of benefits to the Participant or his beneficiaries.

                  (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of benefits to the Participant and his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Agreement or otherwise.

                  (4) The Trustee shall resume the payment of benefits to the Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). The Trustee may rely on evidence concerning Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Insolvency. If there is a dispute about Insolvency, the Trustee shall have the right to require the Company to employ and pay for the services of an independent expert to render a written opinion to the Trustee addressing the question of Insolvency.

      (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and
(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his beneficiaries according to the terms of the Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Participant or his beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. The Trustee may require a new Payment Schedule from the Company in such event.

      SECTION 4. PAYMENTS TO COMPANY

      (a)   Except as provided in Sections 3 and in this Section 4 (b) or this
Section 4(c), because the Trust is irrevocable, in accordance with Section 1(b) hereof, the Company shall not have the right or the power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participant or his beneficiaries pursuant to the terms of the Agreement.

      (b) In the event the Company makes payment of benefits directly pursuant to Section 2 (e) hereof, the Company may file proof of such payment with the Trustee and request to be reimbursed for said payment. The Trustee shall reimburse the Company for amounts not exceeding the Company's costs of making Agreement payments. The Trustee shall not be obligated to verify the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

      (c) In the event the Board of Directors of the Company certifies to the Trustee that Executive has forfeited all right to payment under the Agreement, the Company may file proof of forfeiture with the Trustee and request full repayment of all Trust assets, thereby terminating the Trust. The Trustee shall make such payment to the Company. The Trustee shall not be obligated to verify the forfeiture beyond receipt of reasonable proof provided by the Company.

      SECTION 5. INVESTMENT AUTHORITY

      (a) The Trustee shall invest and reinvest the principal and income of the Trust as directed by Company or its properly designated agent which directions may be changed from time to time. To the maximum extent permitted by law, the Trustee shall have no duty or responsibility (i) to advise with respect to, or inquire as to the propriety of, any such investment direction or (ii) for any investment decisions made with respect to the Trust by the Company. In the absence of investment direction, the Trustee shall have no obligation to invest Trust assets, but may invest Trust assets in any manner permitted under Section 5(c).

      (b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercised by or rest with the Participant, except that voting rights with respect to Trust assets will be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(a) and voting authority has been delegated to such investment adviser.

      (c) In administering the Trust and carrying out the instructions of the Company in accordance with Section 5(a) above, the Trustee shall be specifically authorized to:

                  (1) To invest and reinvest the Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds, guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, other insurance contracts, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

                  (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, provided such deposits bear a reasonable interest rate;

                  (3) To submit or cause to be submitted to the Company, all information received by the Trustee regarding ownership rights pertaining to property held in the Trust;

                  (4) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

                  (5) To make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers and duties set forth in this Trust Agreement;

                  (6) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

                  (7) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including with the consent of an Authorized Party the appointment of agents or trustees in such other jurisdictions as may seem desirable, the transfer of property to such agents or trustees as is necessary, or the grant to such agents such powers as are necessary or desirable to protect the Trust.

                  (8) To vote in person or by general or limited proxy, as directed by an Authorized Party, any securities in which the Trust is invested and similarly to exercise, personally or by general or limited power of attorney, as directed by an Authorized Party, any right appurtenant to any authorized investment held in the Trust.

                  (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee;

                  (10) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the

Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

      The Trustee may exercise the powers described in this Section 5(c) with or without Authorized Instructions, but where the Trustee acts on Authorized Instructions, the Trustee shall be fully protected as described in Section 9.

      SECTION 6. ADDITIONAL POWERS OF TRUSTEE.

      (a) To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

                  (1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

                  (2) Upon receiving the consent of an Authorized Party, to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

                  (3) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

                  (4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

                  (5) The Trustee at the direction of the Company may appoint a Custodian to safeguard the assets of the Trust. The Company hereby authorizes and directs the Trustee to enter into such agreements with the Custodian as may be necessary to establish an account with the Custodian. For administrative purposes, contributions deposited to the appointed Custodian shall be deemed as contributions deposited with the Trustee on behalf of the Trust.

      SECTION 7. DISPOSITION OF INCOME.

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

      SECTION 8. ACCOUNTING BY TRUSTEE.

      (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar quarter and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

      (b) The Trustee shall be entitled to rely on the Recordkeeper (the provider of recordkeeping services for the Agreement Administrator) or the Custodial Agent (the custodian of investments), if any other than Trustee, for the maintenance and provision of all records specified in this Section 8.

      SECTION 9. RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Agreement and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. In the absence of direction, request or approval from the Company, the Trustee shall also incur no liability to any person for any failure to perform an act not contemplated by or in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this
Section 9(b) with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

      (c) The Trustee shall incur no liability to anyone for any action that it or the Custodian as its delegate takes pursuant to a direction, request or approval given by the Company, Participant, the Investment Committee, the Administrator or by any other party (including, without limitation, the Recordkeeper and any of its agents) to whom authority to give such directions, requests or approvals is delegated under the powers conferred upon the Company, Participant, the Investment Committee, the Administrator or such other party under this Agreement.

      (d) The Trustee, upon receipt of the consent of an Authorized Party, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

      (e) The Trustee, upon receipt of the consent of an Authorized Party, may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (f) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall not have the power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      (h) The Trustee shall not be liable for any expense, loss, claim or damage (including counsel fees) suffered by the Participant arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising out of, or caused by, circumstances beyond the Trustee's control, including without limitation: acts of God, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communication services (including access to book-entry securities systems maintained by Federal Reserve Bank of New York and/or any clearing corporation); act of civil or military authority; sabotage; natural emergency; epidemic; war or other government actions; civil disturbance; flood, earthquake, fire, other catastrophe; strike or other labor disturbance by employees of nonaffiliates; governmental, judicial, or self regulatory organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment or transportation.

      (i) If (1) there is any disagreement or dispute in connection with the Trust or the subject matter hereof, including any dispute between the Trustee, the Company or the Participant, or between the Company, the Participant or any person not a party to the Trust or (2) there are adverse or inconsistent claims or demands upon, or inconsistent with instructions to the Trustee, or (3) the Trustee in good faith is in doubt as to what action to take pursuant to the Trust, the Trustee may at its election refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Trust until (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the persons involved and the Trustee has received written notice thereof satisfactory to it from all such persons. Without limiting the generality of the foregoing, the Trustee may at its election interplead the subject matter of this Trust Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment, and the Trustee shall be entitled to recover from the Company or the Trust, both collectively and individually, the Trustee's attorneys' fees, expenses and costs in connection with any such interpleader or declaratory judgment action

      (j) The Trustee is not a party to, and has no duties or responsibilities under, the Agreement other than those that may be expressly contained in this Trust Agreement. In any case, in which a provision of this Trust Agreement conflicts with any provision of the Agreement, the Agreement shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee.

      SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE

      (a) The Company shall pay all administrative and the Trustee's fees and expenses under this Trust Agreement as mutually agreed and, if not so paid, such fees and expenses may be withdrawn from the Trust by the Trustee. If the Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Trust Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Trust shall be security therefor and the Trustee shall be entitled to collect from the Company or, if not paid, from the Trust sufficient cash for reimbursement of such taxes, interest, charges, expenses, assessments or other liabilities. If cash is insufficient, the trustee may dispose of the assets of the Trust to the extent necessary to obtain the aforesaid reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Company or, if not so paid, from the Trust either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or
(ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

      SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE

      (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

      (b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee.

      (c) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within one hundred twenty (120) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

      (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      SECTION 12. APPOINTMENT OF SUCCESSOR.

      (a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, subject to the requirements of Section 11, the Company may appoint any third party, such as a bank trust department or other entity that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

      (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

      SECTION 13. AMENDMENT OR TERMINATION

      (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or shall make the Trust revocable.

      (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Agreement. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

      (c) Upon written approval of the Participant or beneficiaries entitled to payment of benefits pursuant to the terms of the Agreement, the Company may terminate this Trust prior to the time all benefit payments under the Agreement have been made. All assets in the Trust at termination shall be returned to the Company.

      SECTION 14. MISCELLANEOUS.

      (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to the Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal equitable process.

      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of [Colorado].

      (d) Neither the Company nor the Trustee may assign this Trust Agreement without the prior written consent of the other. This Trust Agreement shall be binding upon, and inure to the benefit of, the Company, the Trustee and their respective successors and permitted assigns. Any entity, which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon each succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to Company.

      (e) The provisions of this Trust Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and the Participant and his beneficiaries under the Agreement. There are no other third party beneficiaries.

      (f) The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual executing this Trust Agreement on its behalf has the requisite authority to bind the Company or the Trustee to this Trust Agreement.

      (g) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

      SECTION 15. EFFECTIVE DATE

      (a)   The effective date of this Trust Agreement shall be _________, 2004.

      IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

      Janus Capital Group Inc. (Company)

      By: _______________________________________ (Signature)

      Name/Title: _______________________________

      Date: _____________________________________

      ___________________________________________(Trustee)

      By: _______________________________________(Signature)

      Name/Title: _______________________________

      Date:______________________________________

                                    EXHIBIT C

                              STOCK OPTION SUMMARY

                                                                                   SHARES
                                          SHARES         SHARES       FUTURE     VESTING ON
              EXERCISE     NUMBER      VESTED AS OF    UNVESTED AS    VESTING      THOSE
GRANT DATE      PRICE     OF SHARES      4/16/04        OF 4/16/04     DATES       DATES
------------------------------------------------------------------------------------------
 1/26/99       $21.30         200           200               0           N/A        N/A
 1/28/02       $25.71      21,940         8,766          13,174
                                                                      1/28/05      4,391
                                                                      1/28/06      4,391
                                                                      1/28/07      4,392
  5/8/03       $14.37      32,255             0          32,255
                                                                      5/08/04      6,451
                                                                      5/08/05      6,451
                                                                      5/08/06      6,451
                                                                      5/08/07      6,451
                                                                      5/08/08      6,451

                                    EXHIBIT D

                          Text of 8K and Press Release